UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 26, 2021

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On October 27, 2021, Teledyne Technologies Incorporated ("Teledyne") issued a press release with respect to its third quarter 2021 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be "filed" for purposes of Section 18 of the
Securities and Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 25, 2021, Teledyne announced that, effective November 1, 2021, Teledyne's Board of Directors fixed the number of directors at 11 and appointed Vincent J. Morales as a Class I Director for a term expiring at the 2024 Annual Meeting of Stockholders. Mr. Morales will become a member of the Audit Committee and the Personnel and the Compensation Committee of the Teledyne Board.

Mr. Morales, age 55, is currently Senior Vice President and Chief Financial Officer of PPG Industries, Inc. (“PPG”) Mr. Morales joined PPG in 1985, ultimately serving as its Chief Financial Officer since March 2017. During his time at PPG, Mr. Morales progressed through a variety of accounting and finance roles, encompassing controllership, investor relations, treasury and company-wide business finance. In his current role, Mr. Morales is part of PPG’s five-person Executive Committee that is responsible for establishing and executing the company’s overall strategy.

As a non-employee director, Mr. Morales will be entitled to receive an annual retainer fee, currently $110,000, which annual fee is payable in two equal installments on or about January 1 and July 1 of each year. Each non-employee director is also automatically granted a restricted stock unit award on the date of the Annual Meeting of Stockholders equal to $130,000 divided by the fair market value of a share of Teledyne common stock on the date of grant, rounded down to the nearest whole unit share. Starting with the 2022 Annual Meeting of Stockholders, nonemployee directors will receive an annual restricted stock award valued at $150,000, rounded down to the nearest whole share.

If a person such as Mr. Morales becomes a non-employee director for the first time on a date other than an Annual Meeting date, such nonemployee director will paid a prorated portion of the annual retainer fee based on the number of days of service for such calendar year and automatically be granted an award of restricted stock units, effective as of the date of becoming a director, equal to $65,000 divided by the fair market value of a share of Teledyne common stock on the date of grant, rounded down to the nearest whole share.

The restricted stock unit award vests on the earlier of (a) one year after the date of grant, (b) upon a separation of the director from board service, or (c) upon a change of control. Shares of stock underlying the restricted stock award will be issued upon vesting unless the director elects to defer issuance until such time as the director separates from board service.

A press release dated October 26, 2021, announcing Mr. Morales’ appointment as a new member of Teledyne’s Board of Directors is included as Exhibit 99.2, to this report.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press Release announcing third quarter 2021 financial results dated October 27, 2021
Exhibit 99.2	Press Release announcing appointment of Vincent Morales to Teledyne's Board of Directors dated October 26, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: October 27, 2021

EXHIBIT INDEX
Description

Exhibit 99.1	Press Release announcing third quarter 2021 financial results dated October 27, 2021
Exhibit 99.2	Press Release announcing appointment of Vincent Morales to Teledyne's Board of Directors dated October 26, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)